Exhibit 16.1

July 10, 2017

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, D.C. 20549

Re: Yuma Energy, Inc.
File No. 001-37932

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Yuma Energy, Inc. dated July 10, 2017, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP